UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014 (September 9, 2014)

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdictionof incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 549-5900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On September 9, 2014, ITUS Corporation (the “Company”) and Adaptive Capital LLC (“Adaptive”) entered into a Debt Conversion Agreement (the “Agreement”). Pursuant to the terms of the Agreement:

•

Adaptive agreed to convert (the “Conversion”) that certain $3,500,000 convertible debenture (the “Debenture”) previously issued to Adaptive by the Company on November 11, 2013 and all accrued but unpaid interest on the Debenture into 18,498,943 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

•

Adaptive agreed, immediately after the Conversion, to exchange (the “Exchange”) 15,978,943 shares of Common Stock into 3,500 shares of Series A Convertible Preferred Stock, par value $100 per share (the “Series A Preferred Stock”); and

•

The Company and Adaptive agreed to exchange (the “Warrant Exchange” and together with the Conversion and the Exchange, the “Transaction”) that certain warrant to purchase 9,249,472 shares of Common Stock previously issued by the Company to Adaptive on November 11, 2013 (the “Original Warrant”) for a new warrant with substantially the same terms as the Original Warrant and exercisable for the same number of shares as the original warrant except that the exercise price of such warrant was reduced from $0.3784 per share to $0.31 per share.

The Transaction resulted in a positive adjustment to the Company’s “Shareholder’s Equity” of approximately $3.8 million. Reference is made to that certain Current Report on Form 8-K filed by the Company on November 13, 2013 for a discussion of the terms of the Debenture and the Original Warrant. For a discussion of the terms of the Series A Preferred Stock, please see Item 5.03 below which is incorporated by reference herein.

The issuances contemplated by the Agreement are exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.  The Company and Adaptive have agreed that no additional consideration is payable in connection with the Transaction.

On September 10, 2014, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2014, the Company filed its Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate”) with the Secretary of State of Delaware. The Certificate, which amends the Company’s Certificate of Incorporation, as amended, provides that the Company may issue up to 3,500 shares of Series A Preferred Stock at a purchase price (the “Stated Value”) of $1,000 per share. Holders of Series A Preferred Stock are entitled to the following rights and preferences:

Conversion

The Series A Preferred Stock is convertible into shares of Common Stock at any time following issuance at the option of the holder (subject to certain limitations described below). Each share of Series A Preferred Stock is convertible into approximately 5,285.4 shares of Common Stock pursuant to the terms of the Certificate. Such ratio is calculated by dividing the Stated Value of each share of Series A Preferred Stock by $0.1892.

Ranking; Dividends

The Company may not, directly or indirectly, incur any indebtedness or create a new class of equity that is expressly senior in right of payment to the Series A Preferred Stock without prior written consent of at least two-thirds of the outstanding Series A Preferred Stock holders.  The Series A Preferred Stock holders are not entitled to receive cash dividends. In the event that the Company declares a stock dividend or otherwise makes a distribution to the Common Stock holders, the terms of the Series A Preferred Stock will be adjusted proportionately so that the holder after such dividend or distribution will be entitled to receive the aggregate number and kind of shares, evidences, rights, options, warrants or securities which, the holder would have owned if the Series A Preferred Stock had been converted immediately prior to the time of the distribution.

Subsequent Equity Sales

In the event that the Company issues additional shares of Common Stock and/or any rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any person to acquire shares of Common Stock in connection with a financing pursuant to which the effective net price to the Company for such securities (the “Effective Price”) is less than 75% of the then conversion price, the conversion price will be reduced to the Effective Price.

Maximum Conversion

The Company will not effect any conversion of the Series A Preferred Stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act, as amended) on an as-converted basis with the Common Stock in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. A holder may increase the Maximum Percentage by providing written notice to the Company of its intention to exceed the Maximum Percentage at a time no earlier than 60 days after such notice.

Board and Observer Rights

For so long as any holder of Series A Preferred Stock beneficially owns at least 2,000,000 shares of Common Stock, such holder has the right to designate one representative, reasonably acceptable to the Company as a board observer, to the Company’s Board of Directors (the “Board”). In lieu of the right to designate an observer to the Board, the holder may designate one representative, reasonably acceptable to the Company, to serve on the Board.

Redemption; Mandatory Conversion

Upon at least 60 days prior written notice to the Company, on November 11, 2016, any holder of Series A Preferred Stock has a one-time right to require the Company to redeem all or some of its shares of Series A Preferred Stock for cash that is specifically generated from the sale of the Company’s equity securities. The redemption price per share is equal to the “stated value.”

After November 11, 2016, the Company has the right to convert any outstanding shares of Series A Preferred Stock into shares of Common Stock, subject to certain volume restrictions, if the average of the high and low trading price of the Common Stock for any 10 out of 20 consecutive trading days exceeds the then conversion price.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, then the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company legally available for distribution, prior to and in preference to distributions to the holders of Common Stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, an amount equal to the “stated value” of the Series A Preferred Stock. The remaining assets of the Company will then be distributed to the holders of the Series A Preferred Stock and the holders of the Common Stock on an as converted basis.

The summary of the material provisions of the Certificate is qualified in its entirety by reference to the complete text of the Certificate, which is referenced as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
99.1	Press Release dated September 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2014

ITUS CORPORATION

By:/s/ Robert A. Berman

       Name: Robert A. Berman

       Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
99.1	Press Release dated September 10, 2014